EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of First Physicians Capital Group, Inc. (the “Registrant”) for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adrian Reeder, Chief Financial Officer of the Registrant, certify to my knowledge and in my capacity as an officer of the Registrant, pursuant to 18 U.S.C. 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Date: May 9, 2014	By:	/s/ Adrian Reeder
Adrian Reeder
Chief Financial Officer and authorized signatory. (Principal Accounting Officer)